SECURITIES AND EXCHANGE COMMISSION

WASHING, DC 20549

FORM 8-K/A

Amended No.1 to Form 8-K

(Originally filed May 9, 2008)

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 18, 2008

333-88837

(Commission file number)

POP N GO, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	95-4603172
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

12429 East Putnam Street, Whittier, California 90602

(Address of principal executive offices)

(562) 945-9351

(Issuer’s telephone number)

N/A

(Former name, former address and former fiscal year, if changed since last report)

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

APPOINTMENT OF REGISTRANTS OFFICERS AND DIRECTORS:

On April 7, 2008, the following person was appointed as Directors and shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal :

Mr.Thomas J. Riley - Director

On April 7, 2008-The following person was NOT appointed as director of said Corporation, Mr.Yehuda Kaploun.

Note: This Amended 8-K report on Form 8k/A has been filed to reflect the fact that Mr. Yehuda Kaploun had not been appointed as a director of POP N Go, Inc. on April 7, 2008 or thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amended 8-K report on Form 8K/A to be signed on behalf of the undersigned, thereunto duly authorized.

Pop N Go, Inc.

DATED:  July 18, 2008

By:

/s/:Melvin Wyman
                                                                                                Melvin Wyman, CEO